Exhibit 99.1

Asset Entities to Merge with Strive Asset Management to Form the First Publicly Traded Asset Management Bitcoin Treasury Company

The combined company will focus over time on maximizing Bitcoin exposure per share and seek to outperform Bitcoin over the long run and maximize value for common equity shareholders.

More information provided about Strive Asset Management’s business at Strive.com.

Strive CEO Matt Cole to present transaction and company strategy at Strategy World conference today at 2:15 pm ET (livestream)

DALLAS, May 7, 2025 -- Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services, today announced that it has entered into a definitive merger agreement with Strive Asset Management.

The combined company will operate under the Strive brand, remain listed on NASDAQ, and become a public Bitcoin Treasury Company.

Strive Asset Management intends to use all available mechanisms to build a Bitcoin war chest in a minimally dilutive manner to common shareholders and build a long-term investment approach designed to outperform Bitcoin, by using Bitcoin itself as the hurdle rate for capital deployment.

Strive Asset Management will leverage its institutional investment expertise to implement proprietary strategies to fuel Bitcoin accumulation in accretive ways. Such strategies include the planned first of its kind offer of combined company equity in exchange for Bitcoin in a manner that is intended to be tax-free to investors under Section 351 of the U.S. tax code; acquiring cash at a discount through mergers with overcapitalized companies; and unlocking additional leverage to accumulate Bitcoin, while hedging risk in novel ways using in-house fixed income and derivatives expertise.

The reverse merger structure is expected to give the company immediate access to an effective shelf registration statement to raise primary capital from and after the closing of the transaction, which the company plans to expand to $1 billion following the closing in order to accumulate Bitcoin through both equity and debt offerings, to be used when accretive to common equity. The ability to raise capital under the effective shelf registration statement is a competitive advantage versus other newly formed Bitcoin treasury companies.

The combined company plans to accumulate Bitcoin with a first-of-its-kind offering, allowing Bitcoin holders to contribute Bitcoin in exchange for public stock through a structure that is intended to be a tax-free Section 351 exchange — a provision of the U.S. tax code that enables appreciated assets to be contributed tax-free to a corporation in exchange for stock (subject to conditions and personal tax circumstances).

Subject to market conditions and final structuring, it is currently expected that there will be no markup to the deal transaction price for participants in this exchange. This offer is expected to be open only to certain accredited investors prior to closing of the transaction.

Matt Cole will lead the company as CEO and Chairman of the Board. With extensive institutional experience as a former $70 billion fixed income portfolio manager specializing in complex structured securities, Matt’s background enables SAM to innovate strategically, employing novel, accretive Bitcoin accumulation methods designed to enhance shareholder value previously unseen in Bitcoin treasury corporations.

The SAM management team also includes Ben Pham as CFO, Arshia Sarkhani, the current CEO of Asset Entities, as CMO, and Logan Beirne as CLO. Each of these leaders will serve on SAM’s board of directors. Strive Asset Management also plans to add respected Bitcoin leaders Ben Werkman, Jeff Walton, and Avik Roy as independent board directors.

“We are thrilled to be joining forces with Strive Asset Management to help pioneer the future of corporate Bitcoin treasury strategies,” said Arshia Sarkhani, President and CEO of Asset Entities. “Our strength in building and activating online communities across Discord and other platforms uniquely positions us to drive education, engagement, and adoption of Bitcoin-centric financial models. This merger empowers us to amplify Strive’s bold mission while delivering transformative value to shareholders.”

Strive Asset Management built its strong brand on advocacy for capitalism, meritocracy, and innovation which reshaped corporate America. The company will always unapologetically stand for these foundational principles in its pursuit to maximize value for shareholders. Since its founding in 2022, the company has quickly amassed ~$2B assets under management, as it led efforts to roll back ESG mandates in boardrooms across America.

Now, Strive Asset Management is applying that same winning playbook to lead a new transformation: corporate adoption of Bitcoin treasuries. SAM plans to advocate for all of the publicly traded companies in its funds to incorporate a Bitcoin treasury strategy in order to maximize long run shareholder value.

●	The combination of Strive Asset Management and Asset Entities is a strategic step to advance the foregoing strategy.

Strive Enterprises, Inc., co-founded by Vivek Ramaswamy, will remain a privately held company and continue to expand its wealth management business. Before factoring in the contemplated Bitcoin-for-stock exchange and any additional financing, Strive Enterprises will own approximately 94.2 % of the public company and the legacy shareholders of Asset Entities will own the remaining 5.8%. Financings will proportionally dilute both Strive Enterprises and shareholders of Asset Entities.

Davis Polk & Wardwell LLP is serving as legal counsel to SAM in connection with the transaction and Bevilacqua PLLC served as legal counsel to Asset Entities in connection with the transaction.

To learn about Asset Entities, please go to www.assetentities.com. To learn about the Ternary payment platform, please go to www.ternarydev.com. To learn about Asset Entities 360 suite of discord services, go to https://www.ae360ddm.com/ and https://discord.gg/ae360ddm.

About Asset Entities, Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, X (formerly Twitter), YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers. The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on X at $ASST and @assetentities.

About Strive Enterprises

Co-founded in 2022 by Vivek Ramaswamy, Strive Enterprises, Inc. is a financial services firm with a mission to maximize value for clients through unapologetic capitalism.

Strive Asset Management, the asset management subsidiary has quickly grown to manage ~$2 billion in assets, competing with the world’s largest financial institutions. Strive Enterprises, Inc. recently launched a wealth management division that will remain private. Learn more at strive.com.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Strive Enterprises, Inc. (“Strive Enterprises”) and ASST, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Strive Enterprises, ASST or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Strive Enterprises, ASST and the other parties thereto;

●	the possibility that the proposed transaction does not close when expected or at all because the conditions to closing are not received or satisfied on a timely basis or at all;

●	the outcome of any legal proceedings that may be instituted against Strive Enterprises or ASST or the combined company;

●	the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Strive Enterprises or ASST operate;

●	the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

●	the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

●	the diversion of management’s attention from ongoing business operations and opportunities;

●	potential adverse reactions of Strive Enterprises’ or ASST’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

●	changes in ASST’s share price before closing;

●	other factors that may affect future results of Strive Enterprises, ASST or the combined company.

These factors are not necessarily all of the factors that could cause Strive Enterprises’, ASST’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Strive Enterprises’, ASST’s or the combined company’s results.

Although each of Strive Enterprises and ASST believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Strive Enterprises or ASST will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in ASST’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by ASST with the Securities Exchange Commission (the “SEC”). The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Strive Enterprises, ASST or their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and Strive Enterprises and ASST undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, ASST intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the common stock to be issued by ASST in connection with the proposed transaction and that will include a proxy statement of ASST and a prospectus of ASST (the “Proxy Statement/Prospectus”), and each of Strive Enterprises and ASST may file with the SEC other relevant documents concerning the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to the stockholders of ASST to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF ASST ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRIVE ENTERPRISES, ASST AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about Strive Enterprises and ASST, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from ASST by accessing ASST’s website at https://www.assetentities.com/. Copies of the Registration Statement, the Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to ASST’s Investor Relations department at 100 Crescent Court, 7th floor, Dallas, TX 75201 or by calling (214) 459-3117 or emailing web@assetentities.com. The information on Strive Enterprises’ or ASST’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Strive Enterprises, ASST and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of ASST in connection with the proposed transaction. Information about the interests of the directors and executive officers of Strive Enterprises and ASST and other persons who may be deemed to be participants in the solicitation of stockholders of ASST in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of ASST, their ownership of ASST common stock, and ASST’s transactions with related persons is set forth in the section entitled “Board of Directors and Corporate Governance,” “Executive Officers of the Company,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation,” and “Certain Relationships and Related Transactions” included in ASST’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on August 22, 2024.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.